Exhibit 10.35

DEMAND NOTE

Principle Amount $422,224.90                                                                                    February 6, 2003

Annual Interest Rate: 15%

PIK Rate: 10%

This Demand Note (this “Note”) is issued by Duke’s — Sparks, LLC and Endeavor North and its Guarantors (“Borrower”), in favor of  ARCHON CORPORATION (“Holder”), in the face amount of Four hundred twenty-two thousand two hundred twenty four dollars and ninety cents ($422,224.90).

Borrower, for value received, hereby promises to pay to the order of Holder, having its principal office at 3993 Howard Hughes Parkway, Las Vegas, NV 89109, or its permitted assigns, the principal sum of $422,224.90 or such other principal sum as shall be outstanding hereunder, together with any accrued and unpaid interest thereon, within one business day of written demand by Holder in accordance with the provisions hereof, and to pay interest thereon from the date each disbursement was made (see attached schedule) on the unpaid principal amount of this Note

1.             Payments of principal of and interest on this Note shall be made at the address of Holder set forth above or at such other address as Holder (or its permitted assigns) may designate in writing.  Principal and interest shall be paid in lawful money of the United States of America that at the time of payment is legal tender for payment of public and private debts and in immediately available funds.  If the date on which any interest on this Note shall be due and payable in accordance with the terms hereof is not a business day, payment of such interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such date and, if so made, no interest shall accrue on any amounts due on such date from and after such date.  Interest on this Note shall be computed on the basis of a 365-day year.

2.             This Note may be prepaid in whole or in part at any time during the term hereof upon five business days’ written notice to Holder.  The PIK (Payment In Kind) will be accrued and payable in the event the Holder does not elect to exercise its equity option in the Option Agreement date October 18, 2002.

3.             Borrower shall pay interest on overdue installments of interest on this Note at the per annum rate of interest borne by this Note, to the extent lawful.

4.             The occurrence of any one or more of the following shall constitute an event of default (collectively, the “Events of Default” and individually each and “Event of Default”) hereunder:

(a)           any failure to pay any installment of interest under this Note on the Due Date therefor and such failure continues to exist for a period of three days; or

(b)           any failure to comply with or otherwise perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in this Note and such failure continues for more than 30 days after notice thereof.  If any such event shall occur, Holder may proceed to exercise any rights and remedies that it may have under this Note.

5.             Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay all costs of collection when incurred (including, without limitation, reasonable attorneys’ fees and disbursements), and including all reasonable costs and expenses incurred in connection with the pursuit by Holder, (or its permitted assignee) or in connection with any of Holder’s (or its permitted assignees) collection efforts, whether or not suit on this Note is filed and all such costs and expenses shall be payable on demand.

6.             Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive Borrower from paying all or any portion of the principal of, or premium, if any, or interest on, this Note, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Note; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein or therein granted to Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

7.             This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

8.             This Note may not be changed or terminated orally, but only by an agreement in writing signed by any party against whom enforcement of such change or termination is sought.

IN WITNESS WHEREOF, Chris Lowden has caused this Note to be duly executed as of the date and year first above written.

By:	/s/ Chris Lowden
Name: Chris Lowden
Title: Managing Member